Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form S-4 and the related prospectus and proxy statement of our report dated March 28, 2022, relating to the consolidated financial statements of HV Bancorp, Inc., and subsidiaries appearing in the prospectus and proxy statement contained in this registration statement.

We also consent to the reference to us under the heading “Experts” in the prospectus and proxy statement, which is part of this registration statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania
December 16, 2022